UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400, Santa Ana, CA	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 7, 2026, John G. Mayer tendered, and the Board of Directors (the “Board”) of TTM Technologies, Inc. (the “Company”) accepted, his resignation from his position as a Class III director of the Company and any Board committees thereof. Mr. Mayer’s resignation was not a result of a disagreement with the Company relating to the Company’s operations, policies or practices.

Mr. Mayer’s resignation was required due to his attainment of the mandatory retirement age of 75, and the Board was obligated to accept his resignation, in each case as prescribed in the Company’s Corporate Governance Guidelines.

As previously disclosed, Thomas T. Edman’s retirement from the Board became effective on May 7, 2026.

As previously disclosed, the appointments of both Daniel G. Korte and Ryan D. McCarthy to the Board became effective on May 7, 2026.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 7, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 103,843,183 shares of common stock outstanding on the record date, 93,055,056 shares were present at the Annual Meeting in person or by proxy, representing approximately 89.61% of the total outstanding shares eligible to vote. All proposals passed, and the Class II Directors recommended by the Company were elected.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1 – Election of Class II Directors

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Julie S. England	74,503,297	12,147,231	104,788	6,299,740
Philip G. Franklin	83,944,967	2,704,031	106,318	6,299,740
Edwin Roks	85,409,159	1,240,853	105,304	6,299,740

Proposal 2 – Vote on the Approval of the TTM Technologies, Inc. Equity Advantage Match Plan

Votes For:	86,323,984
Votes Against	325,217
Abstain:	106,115
Broker Non-Votes	6,299,740

Proposal 3 – Advisory, Non-Binding Vote to Approve Named Executive Officer Compensation

Votes For:	85,838,154
Votes Against:	771,379
Abstain:	145,783
Broker Non-Votes:	6,299,740

Proposal 4 – Advisory, Non-Binding Vote on the Frequency of Future Advisory, Non-Binding Votes to Approve Named Executive Officer Compensation

One Year:	82,028,438
Two Years:	19,900
Three Years:	4,557,326
Abstain:	149,652
Broker Non-Votes:	6,299,740

The Company’s stockholders approved, on an advisory basis, “1 Year” as the preferred frequency of the stockholders’ advisory, non-binding vote to approve the compensation of the Company’s named executive officers, as set forth in the Proxy Statement. In light of these voting results, the Company will include an advisory, non-binding vote on the compensation of its named executive officers in its proxy materials pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, on an annual basis until the next required advisory, non-binding vote on the frequency of advisory, non-binding votes on the compensation of the Company’s named executive officers.

Proposal 5 –	Ratification of Appointment of KPMG LLP as the Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2026

Votes For:	92,305,470
Votes Against:	616,033
Abstain:	133,552

Item 8.01.	Other Events

In connection with the Annual Meeting, effective May 7, 2026, the Board approved certain changes to the composition of the Board’s committees. Following these changes, the membership of the four standing committees of the Board is as follows:

Audit Committee:

Wajid Ali (Chair)

Philip G. Franklin

Pamela B. Jackson

Ryan D. McCarthy

Human Capital and Compensation Committee:

Chantel Lenard (Chair)

Julie S. England

Pamela B. Jackson

Daniel G. Korte

Nominating and Corporate Governance Committee:

Julie S. England (Chair)

Wajid Ali

Rex D. Geveden

Daniel G. Korte

Government Security Committee:

Rex D. Geveden (Chair)

Julie S. England

Ryan D. McCarthy

Daniel G. Korte

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	TTM Technologies, Inc. Equity Advantage Match Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: May 8, 2026		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary